Q1 2019 Ryerson Quarterly Release Presentation Exhibit 99.2

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/Docs. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2018, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

First Quarter Financial Highlights

Strong earnings per share generation through market share gains and expense leverage

Net Sales	Gross Margin, excl. LIFO*	Diluted Adjusted Earnings per Share	Adj. EBITDA, excl. LIFO	Net Debt / LTM Adj. EBITDA, excl. LIFO
$1.2B	**17.2%**	**$0.79**	**$63M**	**3.7x**
+31% vs. Q1'18 *+6% vs. Q4'18*	*-170 bps vs. Q1'18* *-30 bps vs. Q4'18*	*+$0.51 vs. Q1'18* *+$0.63 vs. Q4'18*	*+$1M vs. Q1'18* *+$12M vs. Q4'18*	*-1.3x from 5.0x Q1'18* *Consistent with Q4'18*

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix.
*excluding Purchase Accounting adjustments in Q4 2018.

RYERSON
3

First Quarter 2019 Sequential Financial Performance 7% increase 1% decrease 4% decrease Expenses exclude depreciation and one time items. A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. $63M in Adj. EBITDA, excl. LIFO exceeds the fourth quarter of 2018 by $12M, primarily achieved through higher volumes, and lower expenses. Adj. EBITDA, excl. LIFO -30 bps contraction

First Quarter 2019 Year-Over-Year Financial Performance 1% decrease 13% increase -170 bps contraction 3% increase Expenses exclude depreciation and one time items. A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. $63M in Adj. EBITDA, excl. LIFO exceeds the year-ago period by $1M, primarily achieved through stronger pricing and contributions from CS&W partially offset by margin compression with higher average inventory costs. Adj. EBITDA, excl. LIFO

Next Phase Financial Progress: First Quarter 2019 Performance 17.2% Gross Margins, excl. LIFO Target: 20% 5.5% U.S. Market Share Target: 6% Targets are based on 3 year window; Service center industry growth assumed consistent with 2018 tons shipped and average selling prices consistent with Ryerson historical average prices. A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. Market Share Source: Metals Service Center Institute $309M LTM Adj. EBITDA, excl. LIFO Target: $350M to $400M 3.7x Net Leverage, LTM Adj. EBITDA, excl. LIFO / Net Debt Target: 2x

Strong Liquidity to Fund Operations and Investments Ryerson has significant liquidity to pursue strategic investments and fund operations ($M)

End Market Performance Q1 2019 Tons Shipped and Sales Mix by End Market Metal Fab and Machine Shop 22% Industrial Equipment 18% Commercial Ground Transportation 16% Consumer Durable 11% Food & Ag 10% Construction 8% HVAC 6% Oil & Gas 5% Excluding Other Industry Sectors which represent 4% of Ryerson sales mix Ryerson anticipates tons shipped to be flat in the second quarter of 2019 compared to the first quarter of 2019 as customer demand sentiment remains stable in most of our key end-markets while channel inventories continue to destock from over-supplied levels and mill lead times remain short. 2018 Sales Mix Q2 2019 Outlook Q1 ‘19 vs. Q1 ‘18 Volume Growth

Appendix

31 EBITDA represents net income before interest and other expense on debt, provision (benefit) for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses, gain on bargain purchase, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales, and gross margin, excluding LIFO expense (income), net and purchase accounting adjustments, which is calculated as gross profit plus LIFO expense (or minus LIFO income) and purchase accounting adjustments divided by net sales. We have excluded LIFO expense (income), net and purchase accounting adjustments from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do as well as remove the effect of non-cash purchase accounting adjustments. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, gross margin excluding LIFO expense (income), net and purchase accounting adjustments, Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales, and Adjusted EBITDA, excluding LIFO expense (income), net, and purchase accounting adjustments as a percentage of sales may differ from that of other companies. Non-GAAP Reconciliation

Quarterly Financial Highlights Tons Sold (000’s) Average Selling Price Per Ton Adjusted EBITDA, excl. LIFO Margin % Gross Margin & Gross Margin, excl. LIFO & Purchase Accounting Adjustments

Non-GAAP Reconciliation: Quarterly Net income includes gain on bargain purchase of $73M in Q3 2018 and a $3M adjustment to the gain on bargain purchase in Q4 2018 for acquisition of CS&W.